Exhibit 10.1

Confidential

ASSET PURCHASE AGREEMENT

By and between

AstraZeneca Pharmaceuticals LP

and

IGI Laboratories, Inc.

Dated as of September 24, 2014

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS		1

	1.1	Certain Defined Terms	1
	1.2	Construction	9

ARTICLE 2	SALE AND PURCHASE OF ASSETS; LIABILITIES; TRANSITIONAL TRADEMARK LICENSE		9

	2.1	Sale of Purchased Assets	9
	2.2	Liabilities	10
	2.3	Consideration	10
	2.4	Closing.	14
	2.5	Withholding Rights	15

ARTICLE 3	REPRESENTATIONS AND WARRANTIES		15

	3.1	Representations and Warranties of Seller	15
	3.2	Representations and Warranties of Buyer	17
	3.3	Exclusivity of Representations	18

ARTICLE 4	ADDITIONAL COVENANTS		19

	4.1	Cooperation in Litigation and Investigations	19
	4.2	Further Assurances	19
	4.3	Publicity	20
	4.4	Confidentiality	20
	4.5	FDA Letters	22
	4.6	Regulatory Responsibilities	22
	4.7	Certain Tax Matters	22
	4.8	Wrong Pockets	23

ARTICLE 5	INDEMNIFICATION		24

	5.1	Indemnification	24
	5.2	Claim Procedure	25
	5.3	Limitations on Indemnification	26
	5.4	Tax Treatment of Indemnification Payments	27
	5.5	Exclusive Remedy	27
	5.6	Disclaimer	28

ARTICLE 6	MISCELLANEOUS		28

	6.1	Governing Law, Jurisdiction, Venue and Service	28

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6.2	Notices	28
6.3	No Benefit to Third Parties	30
6.4	Waiver and Non-Exclusion of Remedies	30
6.5	Expenses	30
6.6	Assignment	30
6.7	Amendment	30
6.8	Severability	31
6.9	Equitable Relief	31
6.10	English Language	31
6.11	Bulk Sales Statutes	31
6.12	Counterparts	31
6.13	Entire Agreement	31

EXHIBITS

Exhibit A	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Form of Buyer FDA Intent Letter
Exhibit C	Form of Buyer FDA Transfer Letter
Exhibit D	Form of Seller FDA Intent Letter
Exhibit E	Form of Seller FDA Transfer Letter
Exhibit F-1	Form of Joint Press Release
Exhibit F-2	Form of Current Report on Form 8-K

SCHEDULES

Schedule 1.1.36	Discontinued Products
Schedule1.1.68	Products
Schedule 1.1.85	Seller’s Knowledge

ii

Schedule 2.1.1(a)	Purchased Regulatory Approvals
Schedule 2.1.1(b)	Box Inventory Listing
Schedule 2.3.2(b)	Senior Officers

iii

Schedule 2.4.2(a)(ii)         Delivery of Tangible Purchased Assets

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and executed as of September 24, 2014 (the “Effective Date”), by and between AstraZeneca Pharmaceuticals LP, a Delaware corporation (“Seller”), and IGI Laboratories, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer desires to purchase from Seller, certain assets and rights associated with the Products (as defined below), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1         Certain Defined Terms. As used herein, the following terms shall have the following meanings:

1.1.1         “Accountants” means an accounting firm of national reputation in the United States (excluding each of Seller’s and Buyer’s respective regular outside accounting firms) as may be mutually acceptable to Seller and Buyer; provided, however, if Seller and Buyer are unable to agree on such accounting firm within 10 days or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Buyer a list of three other accounting firms of national reputation in the United States that have not performed services for Seller or Buyer in the preceding three years, and Buyer shall select one of such three accounting firms.

1.1.2         “Act” means the Federal Food, Drug, and Cosmetic Act.

1.1.3         “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.1.4         “Agreement” has the meaning set forth in the preamble hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1.5         “Allocation” has the meaning set forth in Section 2.3.8.

1.1.6         “Ancillary Agreements” means the Bill of Sale.

1.1.7         “ANDA” means an Abbreviated New Drug Application as defined in the Act.

1.1.8         “Apportioned Obligations” has the meaning set forth in Section 4.7.1(b).

1.1.9         “Assumed Liabilities” has the meaning set forth in Section 2.2.1.

1.1.10       “Bill of Sale” means that certain Bill of Sale and Assignment and Assumption Agreement, in substantially the form of Exhibit A.

1.1.11       “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are permitted or obligated by Law to remain closed.

1.1.12       “Buy-Out Payment” has the meaning set forth in Section 2.3.3(c).

1.1.13       “Buyer” has the meaning set forth in the preamble hereto.

1.1.14       “Buyer Confidential Information” has the meaning set forth in Section 4.4.2.

1.1.15       “Buyer FDA Intent Letters” means the letters to the FDA in the form of Exhibit B, indicating Buyer’s intent to accept the transfer of rights to the Purchased Regulatory Approvals from Seller.

1.1.16       “Buyer FDA Transfer Letters” means the letters to the FDA in the form of Exhibit C, indicating Buyer’s acceptance of the rights to the Purchased Regulatory Approvals from Seller.

1.1.17       “Buyer Indemnitees” has the meaning set forth in Section 5.1.1.

1.1.18       “Buyer Material Adverse Effect” means any event, fact, condition, occurrence, change or effect that prevents or materially impedes or delays the consummation by Buyer of the transactions contemplated by this Agreement or the Ancillary Agreements.

1.1.19       “Buyer Permitted Purpose” has the meaning set forth in Section 4.4.3.

1.1.20       “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.21       “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the this Agreement shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs.

1.1.22       “Cap” has the meaning set forth in Section 5.3.1.

1.1.23       “Claim Notice” has the meaning set forth in Section 5.2.2.

1.1.24       “Closing” has the meaning set forth in Section 2.4.1.

1.1.25       “Code” means the Internal Revenue Code of 1986.

1.1.26       “Confidential Information” has the meaning set forth in Section 4.4.1.

1.1.27       “Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated June 9, 2014, among Seller, Buyer and RF Consulting LLC.

1.1.28       “Contract” means any contract, agreement, lease, sublease, license, sublicense or other legally binding commitment or arrangement.

1.1.29       “Controlling Party” has the meaning set forth in Section 5.2.2.

1.1.30       “Cost of Goods” means, with respect to a Royalty Product, [***].

1.1.31       “Deductible” has the meaning set forth in Section 5.3.1.

1.1.32       “Delivery Date” has the meaning set forth in Schedule 2.4.2(a)(ii).

1.1.33       “Diligent Efforts” means [***].

1.1.34       “Disclosing Party” has the meaning set forth in Section 4.4.1.

1.1.35       “Disclosure Schedules” means the disclosure schedules of Seller related to the representations and warranties of Seller set forth in Section 3.1.

1.1.36       “Discontinued Products” means the Products set forth on Schedule 1.1.36.

1.1.37       “Excluded Assets” means all assets, property, rights and interests of Seller and its Affiliates other than the Purchased Assets.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.38       “Excluded Liabilities” means [***].

1.1.39       “Effect” has the meaning set forth in the definition of Material Adverse Effect.

1.1.40       “Effective Date” has the meaning set forth in the preamble hereto.

1.1.41       “Exploit” or “Exploitation” means to make, have made, manufacture, import, export, use, sell, offer for sale, research, develop, commercialize, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of.

1.1.42       “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.1.43       “First Commercial Sale” means, with respect to a Royalty Product, the first sale for monetary value for use or consumption by the end user of such Royalty Product [***].

1.1.44       “GAAP” means generally accepted accounting principles in the United States, consistently applied.

1.1.45       “Governmental Authority” means any supranational, international, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including the FDA and any corresponding foreign agency.

1.1.46       “Gross Profits” means, with respect to a Royalty Product during any period of time [***].

1.1.47       “IND” means an Investigational New Drug Application as defined in the Act.

1.1.48       “Indemnification Certificate” has the meaning set forth in Section 5.2.1.

1.1.49       “Indemnified Party” has the meaning set forth in Section 5.2.1.

1.1.50       “Indemnifying Party” has the meaning set forth in Section 5.2.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.51       “Law” means any domestic or foreign, federal, state or local statute, law, treaty, judgment, ordinance, rule, administrative interpretation, regulation, order or other requirement having the force of law of any Governmental Authority.

1.1.52       “Liabilities” means any debts, liabilities, obligations, commitments, claims or complaints, whether accrued or fixed, known or unknown, fixed or contingent, determined or determinable (including all adverse reactions, recalls, product and packaging complaints and other liabilities) due or to become due, wherever or however arising and whether or not the same would be required to be reflected in financial statements or disclosed in the notes thereto.

1.1.53       “Lien” means, with respect to any Purchased Asset, any lien, security interest, mortgage, pledge, assessment, hypothecation, easement, title retention clause, or other encumbrance, whether or not of record, or any contract to give any of the foregoing.

1.1.54       “Litigation” means any claim, action, arbitration, mediation, hearing, proceeding, suit, warning letter, or notice of violation.

1.1.55       “Loss” or “Losses” means any Liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith, including reasonable costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel.

1.1.56       “Material Adverse Effect” means an event, fact, condition, occurrence, change or effect (“Effect”) that, individually or considered together with all other Effects, (a) is, or would reasonably be expected to be, materially adverse to the [***].

1.1.57       “Milestone Event” has the meaning set forth in Section 2.3.2(a).

1.1.58       “Milestone Payment” has the meaning set forth in Section 2.3.2(a)

1.1.59       “NDA” means a New Drug Application as defined in the Act.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.60       “Net Sales” means, with respect to a Royalty Product during any period of time, [***].

1.1.61       “Non-Controlling Party” has the meaning set forth in Section 5.2.2.

1.1.62       “Notice” has the meaning set forth in Section 6.2.1.

1.1.63       “Party(ies)” has the meaning set forth in the preamble hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.64       “Permitted Lien” means [***].

1.1.65       “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

1.1.66       “Post-Closing Tax Period” has the meaning set forth in Section 4.7.1(b).

1.1.67       “Pre-Closing Tax Period” has the meaning set forth in Section 4.7.1(b).

1.1.68       “Products” means, collectively, the pharmaceutical products set forth on Schedule 1.1.68, and “Product” means any of the foregoing.

1.1.69       “Purchase Price” means the sum of the Closing Payment, and to the extent actually paid by Buyer in accordance with Sections 2.3.2 and 2.3.3, (a) the Milestone Payment and (b) the Royalty Payments or the Buy-Out Payment, as applicable.

1.1.70       “Purchased Assets” has the meaning set forth in Section 2.1.1.

1.1.71       “Purchased Regulatory Approvals” has the meaning set forth in Section 2.1.1(a).

1.1.72       “Receiving Party” has the meaning set forth in Section 4.4.1.

1.1.73       “Regulatory Approval” means, with respect to the Royalty Products, any and all approvals (including ANDAs, NDAs and supplements and amendments thereto), licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Authority necessary to commercially distribute, sell or market the Royalty Products, as applicable, including, where applicable, (a) pricing or reimbursement approvals, (b) marketing authorizations, and (c) labeling approvals.

1.1.74       “Representatives” has the meaning set forth in Section 4.3.

1.1.75       “Royalty Payments” means the royalty payments described in Section 2.3.3.

1.1.76       “Royalty Products” means (a) the Products and (b) any products resulting directly from the Regulatory Approvals with respect thereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.77       “Royalty Term” means, with respect to a Royalty Product, the period that begins on [***].

1.1.78       “Sales, General and Administrative Expenses” or “SG&A” means, with respect to any Royalty Product during any period of time, [***].

1.1.79       “Seller” has the meaning set forth in the preamble hereto.

1.1.80       “Seller Confidential Information” has the meaning set forth in Section 4.4.3.

1.1.81       “Seller FDA Intent Letters” means the letters to the FDA in the form of Exhibit D, indicating Seller’s intent to transfer the rights to the Purchased Regulatory Approvals to Buyer.

1.1.82       “Seller FDA Letters” means the letters to the FDA in the form of Exhibit E, transferring the rights to the Purchased Regulatory Approvals to Buyer.

1.1.83       “Seller Indemnitees” has the meaning set forth in Section 5.1.2.

1.1.84       “Seller Permitted Purpose” has the meaning set forth in Section 4.4.2.

1.1.85       “Seller’s Knowledge” means [***].

1.1.86       “Senior Officers” has the meaning set forth on Schedule 2.3.2(b).

1.1.87       “Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and includes any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

1.1.88       “Taxes” means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or foreign net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, capital stock, transfer, gains, windfall profits, net worth, asset, transaction and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Authority under applicable Law.

1.1.89       “Territory” means the United States, its territories, possessions and military bases.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.1.90       “Third Party” means any Person other than Seller, Buyer and their respective Affiliates and permitted successors and assigns.

1.1.91       “Transfer Taxes” has the meaning set forth in Section 4.7.1(a).

1.2         Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.

ARTICLE 2
SALE AND PURCHASE OF ASSETS; LIABILITIES; TRANSITIONAL TRADEMARK LICENSE

2.1         Sale of Purchased Assets.

2.1.1       Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions of this Agreement and the Ancillary Agreements, at and effective as of the Closing, Seller shall (or shall cause its applicable Affiliates to) sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller (or such Affiliates), the following (collectively, the “Purchased Assets”) free and clear of any Liens other than Permitted Liens:

(a)           all rights, titles and interests of Seller and its Affiliates to or in all Regulatory Approvals listed on Schedule 2.1.1(a) from and after the Closing (the “Purchased Regulatory Approvals”); and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)          all rights, titles and interests of Seller or its Affiliates to or in all tangible embodiments of the Purchased Regulatory Approvals, batch records, laboratory notebooks, chemistry information, periodic safety update reports and the other information, including any data rights or other intangible property represented by or reflected in any of the foregoing, in each case exclusively related to the Products, that are [***], excluding any rights, claims or causes of action (including warranty claims) of Seller or any of its Affiliates thereunder related to Excluded Assets or Excluded Liabilities (the “Purchased Documents”).

2.1.2      Excluded Assets. Buyer shall not acquire pursuant to this Agreement or any Ancillary Agreement, and Seller shall retain following the Effective Date, the Excluded Assets.

2.2         Liabilities.

2.2.1      Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall assign and Buyer shall unconditionally assume and agree to pay and discharge when due [***], ((a) and (b) collectively, the “Assumed Liabilities”).

2.2.2      Excluded Liabilities. Buyer shall not assume any Liabilities of Seller or any of its Affiliates other than the Assumed Liabilities, and the Excluded Liabilities shall remain the sole obligation and responsibility of Seller and its Affiliates.

2.3         Consideration.

2.3.1      Consideration. In consideration for the Purchased Assets, Buyer shall pay to Seller (a) $500,000 (the “Closing Payment”) to be paid on the Effective Date by wire transfer of immediately available funds to the account or accounts designated by Seller by written notice to Buyer no later than one Business Day prior to the Effective Date, (b) the Milestone Payment, as provided in Section 2.3.2, and (c) the Royalty Payments or the Buy-Out Payment, as applicable, as and to the extent provided in Section 2.3.3.

2.3.2      Milestone Payment.

(a)          Buyer shall pay to Seller an amount equal to $6,000,000 (the “Milestone Payment”) [***] (such date, the “Milestone Event”); [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)          Buyer shall notify Seller promptly of the achievement of the Milestone Event. If, notwithstanding the fact that Buyer has not provided Seller such a notice, Seller believes that the Milestone Event has been achieved, it shall so notify Buyer in writing and the Parties shall reasonably promptly meet and discuss in good faith whether the Milestone Event has been achieved. If the Parties are unable to resolve any dispute under this Section 2.3.2(b) regarding whether or not the Milestone Event has been achieved, then either Party shall have the right to refer such a dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [***]. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties. If the Senior Officers are unable to reach a final decision, then Seller shall be entitled to seek any dispute resolution and remedy available to it under this Agreement.

(c)          The Milestone Payment shall be treated as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law and unless any portion of such Milestone Payment is required to be treated as interest in respect of deferred consideration for Tax purposes.

(d)          Commencing on the Effective Date, Buyer shall use Diligent Efforts with respect to the [***].

2.3.3      Royalty Payments.

(a)          Buyer shall pay to Seller a royalty on Gross Profits of all Royalty Products in the Territory (excluding Gross Profits of each Royalty Product for which the Royalty Term has expired) in each Calendar Year as follows:

(i)          [***]; [***]

(ii)         [***];[***]

(iii)        [***].

(b)          Buyer shall pay Seller the applicable Royalty Payments within [***] after the end of each [***] during the applicable Royalty Term. Buyer also shall provide to Seller, at the same time each such payment is made, a report showing: (i) the Net Sales of the applicable Royalty Products, including the basis for any deductions to determine Net Sales; (ii) the Cost of Goods with respect to the applicable Royalty Products; and (iii) a calculation of the amount of any Royalty Payment due to Seller.

(c)          Notwithstanding anything contained herein to the contrary, Buyer may at any time prior to December 1, 2015 elect to satisfy in full its royalty obligations hereunder by providing Seller written notice of such election and paying to Seller a single payment in an amount equal to $3,000,000 (the “Buy-Out Payment”). Buyer’s payment to Seller of the Buy-Out Payment shall be in lieu of and in full and final satisfaction of any and all Royalty Payments hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(d)          The Royalty Payments or the Buy-Out Payment, as applicable, shall be treated as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law and unless any portion of such Royalty Payment or Buy-Out Payment is required to be treated as interest in respect of deferred consideration for Tax purposes.

2.3.4      Mode of Payment; Interest. Buyer shall pay to Seller the Milestone Payment and Royalty Payments or Buy-Out Payment, as applicable, by wire transfer of immediately available funds to such bank account or accounts as Seller may from time to time designate by advance written notice to Buyer. If Buyer fails to make any payment pursuant to this Agreement when due, any such late payment shall bear simple interest, to the extent not prohibited by Law, at a per annum rate equal to the [***].

2.3.5      Financial Records; Audits.

(a)          Buyer shall, and shall cause its Affiliates and its and their respective licensees to, keep complete and accurate books and records pertaining to the sale, delivery and use of the Royalty Products during the Royalty Term, including books and records of Net Sales (including any deductions therefrom) and Cost of Goods with respect to the Royalty Products. Buyer shall, and shall cause its Affiliates and its and their respective licensees to, retain such books and records until the later of three years after the end of the period to which such books and records pertain and the expiration of the applicable Tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Law.

(b)          At the request of Seller, Buyer shall, and shall cause its Affiliates and its and their respective licensees to, permit an independent certified public accountant retained by Seller, during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 2.3.5(a). Such audits may not (i) be conducted for any Calendar Quarter more than [***] after the end of such Calendar Quarter, (ii) be conducted [***]), (iii) be repeated for any Calendar Quarter (unless a previous audit for such Calendar Quarter revealed an underpayment with respect to such Calendar Quarter or Buyer restates or revises such books and records for such Calendar Quarter) or (vi) be conducted for any period after the Buy-Out Payment is made to Seller. The cost of any audit shall be borne by Seller, unless the audit reveals a variance of more than [***] from the reported amounts, in which case Buyer shall bear the cost of the audit. Unless disputed pursuant to Section 2.3.5(c), if such audit concludes that additional payments were owed or that excess payments were made during such period, Buyer shall pay the additional amounts, with interest from the date originally due as provided in Section 2.3.4, or Seller shall reimburse such excess payments, in either case, within [***] after the date on which such audit is completed and the conclusions thereof are notified to the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c)          In the event of a dispute over the results of any audit conducted pursuant to Section 2.3.5(b), Seller and Buyer shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] of the date of notice of such dispute, the dispute shall be submitted for arbitration to the Accountants. The decision of the Accountants shall be final and the costs of such arbitration as well as the initial audit [***]. Not later than [***] after such decision and in accordance with such decision, Buyer shall pay the additional royalties, with interest from the date originally due as provided in Section 2.3.4 or Seller shall reimburse such excess payments, as applicable.

(d)          Seller shall treat all information subject to review under Section 2.3.5(b) in accordance with the confidentiality provisions of Section 4.4 and Seller shall cause the independent public accountant retained by Seller pursuant to Section 2.3.5(b) or the Accountants, as applicable, to enter into a reasonably acceptable confidentiality agreement with Buyer or its Affiliates or (sub)licensees, as the case may be, that includes an obligation to retain all such Confidential Information (as defined in Section 4.4) in confidence.

(e)          Buyer’s obligations under this Section 2.3.5 shall terminate upon the date on which the Buy-Out Payment is made to Seller.

2.3.6      Buyer’s Diligence Obligations. Commencing after Buyer’s payment of the Milestone Payment and continuing through the expiration of the Royalty Term, Buyer shall use commercially reasonable efforts to commercialize the Royalty Products in the Territory.

2.3.7     Transfer of Products. Prior to [***], Buyer shall not transfer, sell, convey or dispose of any Royalty Product or rights in and to any Royalty Product unless the transferee or assignee of such Royalty Product or rights in and to such Royalty Product expressly agrees to be bound by the obligations with respect to the Milestone Payment and Royalty Payments or Buy-Out Payment, as applicable, in this Section 2.3 and Buyer remains primarily responsible for the payment of the Milestone Payment and Royalty Payments or Buy-Out Payment, as applicable. For the avoidance of doubt, Buyer’s obligations under this Section 2.3.7 shall terminate upon the date on which the Buy-Out Payment is made to Seller.

2.3.8      Allocation of Consideration. Buyer shall allocate the Purchase Price (including the Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets in accordance with Section 1060 of the Code (the “Allocation”) prior to or within 120 days following the Closing and shall deliver to Seller a copy of such Allocation (IRS Form 8594) promptly after such determination. Seller shall have the right to review and raise any objections in writing to the Allocation during the 10-day period after its receipt thereof. If Seller disagrees with respect to any item in the Allocation, the Parties shall negotiate in good faith to resolve the dispute. If the Parties are unable to agree on the Allocation within 30 days after the commencement of such good faith negotiations (or such longer period as Seller and Buyer may mutually agree in writing), then the Accountants shall be engaged at that time to review the Allocation, and shall make a determination as to the resolution of such Allocation. The determination of the Accountants regarding the Allocation shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than 60 days thereafter, and shall be final, conclusive and binding upon Seller and Buyer, and Buyer shall revise the Allocation accordingly. Seller, on the one hand, and Buyer on the other hand, shall each pay one-half of the cost of the Accountants.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.4         Closing.

2.4.1      Closing. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date at the Washington, D.C. offices of Covington & Burling LLP, at 10:00 a.m., local time. The Closing shall be deemed to have occurred at 12:00 a.m., eastern time, on the Effective Date, such that Buyer shall be deemed the owner of the Purchased Assets on and after the Effective Date.

2.4.2      Closing Deliveries.

(a)          Except as otherwise indicated below, at the Closing, Seller shall deliver the following to Buyer:

(i)          each of the Ancillary Agreements, validly executed by a duly authorized officer of Seller;

(ii)         the Purchased Assets; provided, that (A) with respect to tangible Purchased Assets, delivery shall, unless the Parties otherwise mutually agree, be in accordance with Schedule 2.4.2(a)(ii), and (B) prior to delivering or making available any files, documents, instruments, papers, books and records to Buyer, Seller shall be entitled to redact from such files, documents, instruments, papers, books and records any information to the extent that it does not relate to the Products; provided, that Seller shall retain an unredacted copy of any such redacted files, documents, instruments, papers, books or records for a period of [***] following the Closing;

(iii)        the Seller FDA Intent Letters;

(iv)        the Seller FDA Transfer Letters; and

(v)         a duly executed and acknowledged certificate, in form and substance reasonably acceptable to Buyer, certifying such facts necessary to establish that the sale of the Purchased Assets and any other transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

(b)          At the Closing, Buyer shall deliver the following to Seller:

(i)          each of the Ancillary Agreements, validly executed by a duly authorized officer of Buyer.

(ii)         the Closing Payment in accordance with Section 2.3.1;

(iii)        the Buyer FDA Intent Letters; and

(iv)        the Buyer FDA Transfer Letters.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.5         Withholding Rights.

2.5.1      Notwithstanding anything in this Agreement to the contrary, and subject to Section 2.5.2, Buyer shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Buyer is required to withhold and deduct with respect to the making of such payment under applicable Tax Laws. Buyer shall pay any such withheld amounts to the appropriate taxing authority within the time periods required under the applicable Tax Laws. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made. Buyer shall inform Seller reasonably in advance of any payment to be made hereunder of any withholdings that are required to me made with respect to any such payments, and shall assist Seller in obtaining any exemption from, or reduction of, the applicable withholding in a manner that is commercially reasonable. Notwithstanding the foregoing, Buyer shall not deduct or withhold and shall be solely responsible for any Tax or other obligation that is incurred as a result of Buyer assigning its rights or obligations under this Agreement.

2.5.2      Notwithstanding anything in this Agreement to the contrary, if Seller is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it shall deliver to Buyer or the appropriate Governmental Authority (with the assistance of Buyer to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Buyer of its obligation to withhold Tax, and Buyer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be. If, in accordance with the foregoing, Buyer withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to Seller proof of such payment within 60 days following that payment.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the Disclosure Schedules. Disclosures in any section or paragraph of the Disclosure Schedules are made generally and shall not only address the corresponding section or paragraph of this Agreement, but also other sections or paragraphs of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other sections or paragraphs.

3.1.1      Entity Status. Seller is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Seller is duly qualified to do business and in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the ownership of the Purchased Assets so requires, except to the extent the failure to be so qualified and in good standing would not constitute a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.1.2      Authority.

(a)          Seller has the requisite corporate power and authority to (i) own, use and operate the Purchased Assets as now being conducted and (ii) enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of Seller. This Agreement constitutes, and each Ancillary Agreement to which it is a party, when executed and delivered by Seller, will constitute, the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity.

3.1.3      Non-Contravention. The execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement to which it is a party do not and will not (a) violate the certificate of incorporation or bylaws or comparable organizational documents of Seller, (b) violate any Law applicable to Seller or the Purchased Assets or (c) subject to obtaining the consents referred to in Section 3.1.5(b), (i) violate, breach or constitute a default under or result in the termination of any Contract to which Seller or to which the Purchased Assets is subject, or (ii) violate any order or judgment of a Governmental Authority to which Seller is subject relating primarily to the Purchased Assets, except, in the case of (b) or (c), for such violations, breaches, defaults or terminations that would not constitute a Material Adverse Effect.

3.1.4      No Broker. There is no broker, finder or financial advisor acting or who has acted on behalf of Seller or any of its Affiliates, who is entitled to receive any brokerage or finder’s or financial advisory fee from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.

3.1.5      No Litigation; Consents.

(a)          As of the Effective Date, (i) to Seller’s Knowledge, there is no Litigation pending or threatened in writing against Seller or any of its Affiliates before any Governmental Authority relating primarily to the Purchased Assets, and (ii) there is no order or judgment of a Governmental Authority to which Seller or any of its Affiliates is subject relating primarily to the Purchased Assets, except, in each case ((i) and (ii) immediately above), for such Litigation, orders and judgments that would not constitute a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)          Except for (i) consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not have a Material Adverse Effect, (ii) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates and (iii) items disclosed in Section 3.1.5(b) of the Disclosure Schedules, no notice to, filing with, permit of, authorization of, exemption by, or consent of, any Governmental Authority or other Person is required for Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.1.6      Purchased Assets. Seller has, or its Affiliates have, good title to, or valid contract rights in, as applicable, the Purchased Assets, free and clear of all Liens other than Permitted Liens. To Seller’s Knowledge, the regulatory status of the Products as of the Effective Date is as set forth in Section 3.1.6 of the Disclosure Schedules. To the extent the Products were commercially distributed by Seller at any time prior to the Closing, the Regulatory Approvals set forth on Schedule 1.1.68 with respect thereto were duly obtained and were in full force and effect at such time.

3.1.7      Taxes. (a) all material Tax Returns required to be filed by the Seller with respect to the Purchased Assets have been or will be filed when due in accordance with all applicable laws; and (b) all Taxes shown on such Tax Returns have been or will be paid in timely fashion or have been accrued for on Seller’s financial statements.

3.2         Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

3.2.1      Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

3.2.2      Authority. Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the necessary corporate actions of Buyer. This Agreement constitutes and each Ancillary Agreement to which Buyer is a party, when executed and delivered by Buyer will constitute, the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity.

3.2.3      Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and of each Ancillary Agreement to which it is a party do not and will not (a) violate the certificate of incorporation or bylaws of Buyer, (b)  violate any Law or other restriction of any Governmental Authority applicable to Buyer or (c) violate, breach or constitute a default under or result in the termination of any material Contract to which Buyer is a party.

3.2.4      No Broker. There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Buyer or its Affiliates, who is entitled to receive any brokerage or finder’s or financial advisory fee from Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement, [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.2.5      Litigation; Consents.

(a)          (i) To the actual knowledge of Buyer, there is no Litigation pending or threatened against Buyer or any of its Affiliates before any Governmental Authority, and (ii) there is no order or judgment of a Governmental Authority to which Buyer or any of its Affiliates is subject, except for such Litigation, orders and judgments that would not reasonably be expected to have a Buyer Material Adverse Effect.

(b)          Except for consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to have a Buyer Material Adverse Effect, no notice to, filing with, permit of, authorization of, exemption by, or consent of, Governmental Authority or other Person is required for Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.2.6      Financial Capacity. Buyer has immediately available cash that is sufficient to enable it to complete the transactions contemplated hereby and to perform all of its obligations under this Agreement and the Ancillary Agreements.

3.3         Exclusivity of Representations.

3.3.1      BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1, (A) SELLER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER HEREIN OR OTHERWISE RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY AND (B) BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER IS ACQUIRING THE PURCHASED ASSETS ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY AS TO QUALITY, THE FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF THE ASSETS OR AS TO ANY OTHER MATTER.

3.3.2      SELLER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.2, BUYER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER HEREIN OR OTHERWISE RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY AND SELLER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 4
ADDITIONAL COVENANTS

4.1         Cooperation in Litigation and Investigations. Subject to Section 4.4 and except as set forth in any Ancillary Agreement, from and after the Effective Date, Buyer and Seller shall fully cooperate with each other in the defense or prosecution of any Litigation, examination or audit instituted prior to the Closing or that may be instituted thereafter against or by either Party relating to or arising out of the Exploitation of the Products prior to or after the Closing (other than Litigation between Buyer and Seller or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements). In connection therewith, and except as set forth in any Ancillary Agreement, from and after the Effective Date, each of Seller and Buyer shall make available to the other during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records relating exclusively to the Purchased Assets, the Assumed Liabilities and the Excluded Liabilities held by it and reasonably necessary to permit the defense or investigation of any such Litigation, examination or audit (other than Litigation between Buyer and Seller or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements, with respect to which applicable rules of discovery shall apply), and shall preserve and retain all such records for the length of time contemplated by its standard record retention policies and schedules. [***].

4.2         Further Assurances.

4.2.1         Each of Seller and Buyer shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to (a) vest in Buyer all of Seller’s right, title and interest in and to the Purchased Assets as contemplated hereby, (b) effectuate Buyer’s assumption of the Assumed Liabilities and (c) grant to each Party all rights contemplated herein to be granted to such Party under the Ancillary Agreements; provided, however, that after the Closing, apart from such customary further assurances, neither Seller nor Buyer shall have any other obligations except as specifically set forth and described herein or in the Ancillary Agreements. Without limitation of the foregoing, except as expressly set forth herein or in the Ancillary Agreements, neither Seller nor Buyer shall have any obligation to assist or otherwise participate in the amendment or supplementation of the Purchased Regulatory Approvals or otherwise to participate in any filings or other activities relating to the Purchased Regulatory Approvals other than as necessary to effect the assignment thereof to Buyer in connection with the Closing pursuant to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.2.2         To the extent that Seller’s rights under any Purchased Asset may not be assigned without the approval, consent or waiver of another Person and such approval, consent or waiver has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such approval, consent or waiver shall not have been obtained prior to the Closing, Seller shall for a period of [***] after the Closing, (a) use its commercially reasonable efforts to obtain all necessary approvals, consents and waivers to the assignment and transfer thereof, and Buyer shall use its commercially reasonable efforts to assist and cooperate with Seller in connection therewith; provided, that neither Seller nor any of its Affiliates shall be required to pay money to any Third Party, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts; and (b) until any such approval, consent or waiver is obtained and the related Purchased Asset is transferred and assigned to Buyer or Buyer’s designee, use its commercially reasonable efforts to provide to Buyer substantially comparable benefits thereof and enforce, at the request of and for the account of Buyer, any rights of Seller arising under any such Purchased Asset against any Person. To the extent that Buyer is provided with benefits of any such Purchased Asset, Seller shall perform the obligations of Seller thereunder.

4.3         Publicity. No public announcement related to this Agreement or the transactions contemplated herein will be issued without the joint written approval of Seller and Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, except in any public disclosure which either Seller or Buyer, in its good faith judgment, believes is required by applicable Law or by any stock exchange on which its securities or those of its Affiliates are listed. If either Party, in its good faith judgment, believes such disclosure is required, such Party shall use its commercially reasonable efforts to consult with the other Party and its officers, employees, agents, attorneys, consultants, advisors and other representatives (collectively, “Representatives”), and to consider in good faith any revisions proposed by the other Party or its Representatives, as applicable, prior to making (or prior to any of its Affiliates making) such disclosure, and shall limit such disclosure to only that information which is legally required to be disclosed. Attached as Exhibits F-1 and F-2 hereto are forms of a press release to be issued, and Current Report on Form 8-K to be filed respectively, by Buyer, each in a form mutually agreed by Seller and Buyer.

4.4         Confidentiality.

4.4.1         All Confidential Information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party”) to the other Party (or its Representatives or Affiliates) (collectively, the “Receiving Party”) shall be subject to and treated in accordance with the terms of this Section 4.4. As used in this Section 4.4, “Confidential Information” means (a) all information disclosed to the Receiving Party by the Disclosing Party in connection with this Agreement or any Ancillary Agreement, including all information with respect to the Disclosing Party’s licensors, licensees or Affiliates, (b) all information disclosed to the Receiving Party by the Disclosing Party under the Confidentiality Agreement and (c) all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting the information in the preceding clause (a) or (b). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by competent written documentation:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(i)          was already known to the Receiving Party other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(ii)         was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii)        became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement or the Confidentiality Agreement;

(iv)        is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or

(v)         is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information.

4.4.2         All Confidential Information obtained by Seller (or its Affiliates or Representatives) from Buyer (or its Affiliates or Representatives) and all Confidential Information relating solely to the Products, the Purchased Assets and the Assumed Liabilities (the “Buyer Confidential Information”) shall be deemed to be Confidential Information disclosed by Buyer to Seller for purposes of this Section 4.4 and shall be used by Seller solely as required to (a) perform its obligations or exercise or enforce its rights under this Agreement or any Ancillary Agreement, or (b) comply with applicable Law (each of (a) and (b), a “Seller Permitted Purpose”), and for no other purpose. For a period of [***], Seller shall not disclose, or permit the disclosure of, any of the Buyer Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with any Seller Permitted Purpose. Seller shall treat, and shall cause its Affiliates and the Representatives of Seller or any of its Affiliates to treat, the Buyer Confidential Information as confidential, using the same degree of care as Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.

4.4.3         All Confidential Information obtained by Buyer (or its Affiliates or Representatives) from Seller (or its Affiliates or Representatives) other than the Buyer Confidential Information (the “Seller Confidential Information”) shall be used by Buyer solely as required to (a) perform its obligations or exercise or enforce its rights under this Agreement or any Ancillary Agreement or (b) comply with applicable Law (each of (a) and (b), a “Buyer Permitted Purpose”), and for no other purpose. For a period of [***], Buyer shall not disclose, or permit the disclosure of, any of Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with a Buyer Permitted Purpose. Buyer shall treat, and will cause its Affiliates and the Representatives of Buyer or any of its Affiliates to treat, Seller Confidential Information as confidential, using the same degree of care as Buyer normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.4.4      In the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party’s Confidential Information (i.e., Seller Confidential Information or Buyer Confidential Information, as applicable), it will notify the other Party in a timely manner so that such Party may seek a protective order or other appropriate remedy or, in such Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement. Each Party will cooperate in all reasonable respects in connection with any reasonable actions to be taken for the foregoing purpose. In any event, the Party requested or required to disclose such Confidential Information may furnish it as requested or required pursuant to applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by its counsel is legally required, and such Party exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

4.4.5      Nothing in this Section 4.4 shall be construed as preventing or in any way inhibiting either Party from complying with applicable Law governing activities and obligations undertaken pursuant to this Agreement or any Ancillary Agreement in any manner which it reasonably deems appropriate.

4.4.6       This Section 4.4 shall supersede the existing Confidentiality Agreement in its entirety.

4.5         FDA Letters. Buyer and Seller shall file the Buyer FDA Intent Letters and the Seller FDA Intent Letters, respectively, with FDA within two Business Days after the Effective Date. Seller shall file the Seller FDA Transfer Letters with the FDA within [***] after the Closing. Buyer shall file the Buyer FDA Transfer Letters within one Business Day after receiving the complete copies of the Regulatory Approvals as required under 21 CFR §314.72(a)(2)(iii). Transfer of title to the Purchased Regulatory Approvals for the Products shall be effective as of the Delivery Date (as defined below) as to each such Product.

4.6         Regulatory Responsibilities. Except as required by a Party to comply with applicable Law or to exercise its rights and obligations hereunder or under any Ancillary Agreement, Buyer, from and after the Closing, shall have the sole right and responsibility for preparing, obtaining and maintaining all Regulatory Approvals, and for conducting communications with Governmental Authorities of competent jurisdiction, for the Products.

4.7         Certain Tax Matters.

4.7.1      Transfer Taxes and Apportioned Obligations.

(a)          All amounts payable hereunder or under any Ancillary Agreement are exclusive of all recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement and the Ancillary Agreements or the transactions contemplated hereby and thereby (collectively, “Transfer Taxes”). Buyer shall be solely responsible for the payment of all Transfer Taxes, and shall pay all amounts due and owing in respect of any Transfer Taxes, these amounts in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)          All personal property and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Effective Date (collectively, the “Apportioned Obligations”) shall be apportioned between Seller and Buyer based on the number of days of such taxable period ending on the day prior to the Effective Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days of such taxable period on and after the Effective Date (such portion of such taxable period, the “Post-Closing Tax Period”). Seller shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Post-Closing Tax Period.

(c)          Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law. The paying Party shall be entitled to reimbursement from the non-paying Party in accordance with Section 4.7.1(a) or Section 4.7.1(b), as the case may be. Upon payment of any such Apportioned Obligation or Transfer Tax, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled under Section 4.7.1(a) or Section 4.7.1(b), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement.

4.7.2         Cooperation and Exchange of Information. Each of Seller and Buyer shall (a) provide the other with such assistance as may reasonably be requested by the other in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to Liability for Taxes in connection with the Purchased Assets, (b) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination and (c) inform the other of any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

4.7.3         Survival of Covenants. The covenants contained in this Section 4.7 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).

4.8         Wrong Pockets. For a period of [***], if either Buyer or Seller becomes aware that any of the Purchased Assets has not been transferred to Buyer or that any of the Excluded Assets has been transferred to Buyer, it shall promptly (but in any event within [***]) notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, [***] and with any necessary prior Third-Party consent or approval, to (a) Buyer, in the case of any Purchased Asset which was not transferred to Buyer at the Closing; or (b) Seller, in the case of any Excluded Asset which was transferred to Buyer at the Closing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 5
INDEMNIFICATION

5.1         Indemnification.

5.1.1      Indemnification by Seller. Following the Closing, but subject to the provisions of this Article 5, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, and its and their respective officers, directors, employees and agents (collectively, “Buyer Indemnitees”) from and against any and all Losses incurred by any Buyer Indemnitee arising out of or related to:

(a)          any breach by Seller of any of the representations or warranties made by Seller in this Agreement;

(b)          any failure of Seller to perform or any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement;

(c)          any Excluded Liability;

(d)          any failure of Seller to pay its share of Transfer Taxes or Apportioned Obligations allocated to Seller under Section 4.7.1; or

(e)          the ownership or operation of the Purchased Assets or the Exploitation of the Products before the Effective Date.

5.1.2      Indemnification by Buyer. Following the Closing, but subject to the provisions of this Article 5, Buyer shall indemnify and hold harmless Seller and its Affiliates, and their respective officers, directors, employees and agents (collectively, “Seller Indemnitees”) from and against any and all Losses incurred by any Seller Indemnitee arising out of or related to:

(a)          any breach by Buyer of any of the representations or warranties made by Buyer in this Agreement;

(b)          any failure of Buyer to perform or any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement;

(c)          any Assumed Liability;

(d)          any failure of Buyer to pay its share of Transfer Taxes or Apportioned Obligations allocated to Buyer under Section 4.7.1; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)          the ownership or operation of the Purchased Assets or the Exploitation of the Products on or after the Effective Date.

5.2         Claim Procedure.

5.2.1      Indemnification Claim Procedure. Except as provided in Section 5.2.2 with respect to Third Party claims, in the event of a claim made by a Buyer Indemnitee or Seller Indemnitee (the “Indemnified Party”), the Indemnified Party shall give reasonably prompt written notice to the other Party (the “Indemnifying Party”), which notice (an “Indemnification Certificate”) shall: (a) state that the Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses that are subject to indemnification by the Indemnifying Party pursuant to Section 5.1.1 or Section 5.1.2, as applicable, and (b) specify in reasonable detail the individual items and amounts of such Losses, the date each such item was paid or properly accrued, or the basis for such anticipated Liability, and a description of the basis of such Indemnified Party’s claim for indemnification; provided, however, that the failure to give reasonably prompt notice shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice. In the event that the Indemnifying Party agrees to or is determined to have an obligation to reimburse the Indemnified Party for Losses as provided in this Article 5, the Indemnifying Party shall, subject to the provisions of Section 5.3, promptly (but, in any event, within 30 days) pay such amount to the Indemnified Party by wire transfer of immediately available funds to the account specified in writing by the Indemnified Party. The Indemnifying Party may defer making such payment if it objects in a written statement to the claim made in the Indemnification Certificate and delivers such statement to the Indemnifying Party prior to the expiration of such 30-day period. An Indemnifying Party’s failure to object within such 30-day period to any claim set forth in an Indemnification Certificate shall be deemed to be the Indemnifying Party’s acceptance of, and waiver of any objections to, such claim. If an Indemnifying Party shall so object in writing to any claim or claims made in any Indemnification Certificate, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of 20 days following the Indemnified Party’s receipt of such objection notice to agree upon the respective rights of the parties with respect to each of such claims. If no such agreement can be reached after such 20-day period of good faith negotiation, either the Indemnifying Party or the Indemnified Party may initiate Litigation for purposes of having the matter settled in accordance with the terms of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25

5.2.2       Third Party Claim Procedure. In the event an Indemnified Party becomes aware of a claim made by a Third Party (including any action or proceeding commenced or threatened to be commenced by any Third Party) that such Indemnified Party reasonably believes may result in an indemnification claim pursuant to Section 5.1, such Indemnified Party shall promptly (and in any event within three Business Days after becoming aware of such claim) notify the Indemnifying Party in writing of such claim (such notice, the “Claim Notice”). The Claim Notice shall be accompanied by reasonable supporting documentation submitted by the Third Party making such claim and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such claim and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in delivering a Claim Notice shall relieve the Indemnifying Party from any Liability hereunder except to the extent of any damage or Liability caused by or arising out of such delay or failure. Within 30 days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the claim referred to therein at the Indemnifying Party’s sole cost and expense (which shall be subject to Section 5.3) with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of the defense of such claim, the Indemnified Party shall control the defense of such claim. The Party not controlling the defense of such claim (the “Non-Controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of the defense of such claim and the Indemnifying Party and the Indemnified Party have materially conflicting interests or different defenses available with respect to such claim that cause the Indemnified Party to hire its own separate counsel with respect to such proceeding, the reasonable fees and expenses of a single counsel to the Indemnified Party shall be considered “Losses” for purposes of this Agreement. The Party controlling the defense of such claim (the “Controlling Party”) shall keep the Non-Controlling Party reasonably advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. Neither the Indemnified Party nor the Indemnifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Indemnified Party shall not be required with respect to any such settlement or judgment if the Indemnifying Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment (net of the applicable deductible amount specified in Section 5.3.1) and such settlement or judgment includes no admission of liability by or other obligation on the part of the Indemnified Party and includes a complete release of the Indemnified Party from further Liability.

5.3         Limitations on Indemnification.

5.3.1      The provisions for indemnity under Section 5.1.1(a) or Section 5.1.2(a) shall be effective only (a) for any individual claim or series of related claims arising from the same facts and circumstances where the Loss exceeds [***] or (b) when the aggregate amount of all Losses for claims or series of related claims arising from the same facts and circumstances in excess of [***] for which indemnification is sought from any Indemnifying Party exceeds [***] (the “Deductible”), in which case the Indemnified Party shall be entitled to indemnification of the Indemnified Party’s Losses in excess thereof. In no event shall any Indemnifying Party have liability for indemnification under Section 5.1.1(a) or Section 5.1.2(a), as applicable, for any amount exceeding, in the aggregate, [***] (the “Cap”). Notwithstanding anything herein to the contrary, the Deductible and Cap shall not apply to any breach attributable to fraud or intentional misrepresentation. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26

5.3.2         If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 5.1.1 or Section 5.1.2 and the Indemnified Party could have recovered all or a part of such Losses from a Third Party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such Third Party as are necessary to permit the Indemnifying Party to recover from the Third Party the amount of such payment.

5.3.3         The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force and effect thereafter through and including the date that is [***] after the Effective Date. None of the covenants or agreements contained in this Agreement shall survive the Closing other than those that by their terms expressly contemplate performance after the Effective Date and such surviving covenants and agreements shall survive the Closing until fully performed.

5.3.4         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF FRAUD OR WILLFUL MISCONDUCT, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EXECUTION DATE), CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY.

5.4         Tax Treatment of Indemnification Payments. All payments made pursuant to this Article 5 shall be treated as adjustments to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law.

5.5         Exclusive Remedy. Except as expressly provided otherwise in this Agreement and subject to Section 6.9, each Party acknowledges and agrees that, following the Closing, the remedies provided for in this Article 5 shall be the sole and exclusive remedies for claims and damages available to the Parties and their respective Affiliates arising out of or relating to this Agreement and the transactions contemplated hereby, except that nothing herein shall limit the Liability of either Party for common law fraud or willful misconduct.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27

5.6         Disclaimer. Except as expressly set forth in any representation or warranty in Section 3.1, Buyer acknowledges and agrees that it and other Buyer Indemnitees shall have no claim or right to indemnification pursuant to this Article 5 (or otherwise) with respect to any information, documents, or materials furnished to or for Buyer by Seller or any of its Affiliates or any of their officers, directors, employees, agents or advisors, including any information, documents, or material made available to Buyer in any form in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, except that nothing herein shall limit the Liability of either Party for common law fraud or willful misconduct.

ARTICLE 6
MISCELLANEOUS

6.1         Governing Law, Jurisdiction, Venue and Service.

6.1.1      Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

6.1.2      Jurisdiction. Subject to Section 6.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

6.1.3      Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.1.4      Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

6.2         Notices.

6.2.1      Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days’ prior to such address taking effect in accordance with this Section 6.2. Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service or confirmed that it was received by facsimile (with receipt confirmed by telephone or email). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.2.2      Address for Notice.

If to Seller, to:

AstraZeneca Pharmaceuticals LP
1800 Concord Pike
P.O. Box 15437
Wilmington, DE 19850-5437
Attention: [***]
Facsimile:  [***]

with a copy (which shall not constitute notice) to:

AstraZeneca Pharmaceuticals LP
1800 Concord Pike
P.O. Box 15437
Wilmington, DE 19850-5437
Attention: General Counsel
Facsimile: [***]

and to:

Covington & Burling LLP
1201 Pennsylvania Avenue, N.W.
Washington, DC 20004
Facsimile:  [***]

Attention: [***]

                   [***]

If to Buyer, to:

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey

Facsimile: (856) 697-2259

Attention: Jason Grenfell Gardner

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29

with a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Facsimile: (212) 983-3115

Attention: Joel Papernik, Esq.

6.3         No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 5, they shall not be construed as conferring any rights on any other Persons.

6.4         Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

6.5         Expenses. Except as otherwise specified herein, and whether or not the Closing takes place, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

6.6         Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, however, that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates, which assignment or delegation shall not relieve the assigning Party of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

6.7         Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30

6.8         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

6.9         Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.10       English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

6.11       Bulk Sales Statutes. Buyer hereby waives compliance by Seller with any applicable bulk sales statutes in any jurisdiction in connection with the transactions under this Agreement.

6.12      Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

6.13       Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Disclosure Schedules, the Ancillary Agreements and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

32

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AstraZeneca Pharmaceuticals LP

By:	/s/ WM F. Mongan
Name: WM F. Mongan
Title: Vice President

IGI Laboratories, Inc.

By:	/s/ J. Grenfell-Gardner
Name: J. Grenfell-Gardner
Title: President & CEO

[Signature Page to Asset Purchase Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1.36

Discontinued Products

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1.68

Products

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1.85

Seller’s Knowledge

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.1.1(a)

Purchased Regulatory Approvals

See Schedule 1.1.68.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.1.1(b)

Box Inventory Listing

[***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.3.2(b)

Senior Officers

[***]

For Buyer: Jason Grenfell Gardner

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.4.2(a)(ii)

Delivery of Tangible Purchased Assets

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.